                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-12

                                    APW Ltd.
                (Name of Registrant as Specified in Its Charter)

              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)    Title of each class of securities to which transaction
               applies:
                       ----------------
         2)    Aggregate number of securities to which transaction
               applies:
                       ----------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                           ----------------
         4)    Proposed maximum aggregate value of transaction:
                                                               -----------------
         5)    Total fee paid:
                              ------------------

[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:
                                  -------------------
2)       Form, Schedule or Registration Statement No.:
                                                        ------------------------
3)       Filing Party:
                        --------------------
4)       Date Filed:
                      ----------------------

[LOGO] APW

                                   APW LTD.
                                2 CHURCH STREET
                            HAMILTON HM CX, BERMUDA

                       N22 W23685 RIDGEVIEW PARKWAY WEST
                        WAUKESHA, WISCONSIN 53188-1013
                                (262) 523-7600

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
  APW Ltd.:

   Notice is hereby given that the Annual Meeting of Shareholders of APW Ltd. (the "Company"), a Bermuda company, will be held at Fairmont Royal Pavilion Hotel, Palm Terrace Room, Porters, St. James, Barbados, on Monday, January 14, 2002, at 3:00 p.m., Barbados Time, for the following purposes:

 . To elect two directors to the board of directors for a three-year term expiring in 2005 and elect one director to the board of directors for a two-year term expiring in 2004;

 . To appoint PricewaterhouseCoopers LLP as the independent auditors of the Company;

 . To receive the report on the audited financial statements of APW Ltd.; and

 . To transact such other business as may properly come before the Meeting or any adjournment thereof; all as set forth in the accompanying Proxy Statement.

   The board of directors has fixed the close of business on November 26, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

   This Notice and Proxy Statement are being mailed on or about December 17, 2001.

   Whether or not you expect to attend the Meeting, please mark, sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the Meeting, whether your holdings are large or small. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted.

                                          By Order of the Board of Directors,

                                          ANTHONY W. ASMUTH III
                                          Secretary

Milwaukee, Wisconsin
December 17, 2001

[LOGO] APW

                                   APW LTD.
                                2 CHURCH STREET
                            HAMILTON HM CX, BERMUDA

                       N22 W23685 RIDGEVIEW PARKWAY WEST
                        WAUKESHA, WISCONSIN 53188-1013
                                (262) 523-7600

                                PROXY STATEMENT

                               -----------------

     This Proxy Statement and accompanying proxy are being first mailed to shareholders on or about December 17, 2001

                               -----------------

   This Proxy Statement and accompanying proxy are furnished to the shareholders of APW Ltd. ("APW" or the "Company") in connection with the solicitation of proxies by the board of directors of the Company for use at the Annual Meeting of Shareholders on Monday, January 14, 2002 and at any adjournment thereof. Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of proxy for the Meeting. The Company's Annual Report on Form 10-K for the year ended August 31, 2001, which constitutes the 2001 Annual Report to Shareholders and accompanies this Proxy Statement, contains financial statements and certain other information concerning the Company. The Annual Report and such financial statements are neither a part of this proxy statement nor incorporated herein by reference.

   The shares represented by all properly executed proxies received in time for the Meeting will be voted as specified on such proxies. In the absence of contrary direction from a shareholder, proxies will be voted FOR all proposals described in this proxy statement. A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary at the Company's registered office, by submitting a later-dated proxy or by attending the Meeting and voting the shares in person or by proxy holder. The cost of soliciting proxies, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee of approximately $9,000 plus disbursements. In addition, officers and employees of the Company may solicit the return of proxies from certain shareholders by telephone or meetings. Such officers and employees will receive no compensation therefor in addition to their regular compensation. Shares held for accounts of participants in the Company's 401(k) Plan will be voted in accordance with the instructions of participants or otherwise in accordance with the terms of such plan.

   Two or more persons present in person and representing, in person or by proxy, a majority of the votes entitled to be cast by shares entitled to vote constitutes a quorum for action on a matter at the Meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Meeting. Proposal 2 requires a majority of votes cast at a meeting where a quorum exists. Shares for which authority is withheld to vote for director nominees and broker non-votes (for example, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors or the other proposals except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

   Effective July 31, 2000, the Company was spun-off from Applied Power Inc. (now known as Actuant Corporation) ("Actuant"). The spin-off was completed to separate Actuant's Industrial Business from its Electronic Business. The spin-off was completed by distributing all of the outstanding shares of APW stock to Actuant's shareholders as of the record date. Since July 31, 2001, APW common stock has traded separately on The New York Stock Exchange, under the ticker symbol "APW."

   On November 26, 2001, the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting, the Company's outstanding capital stock consisted solely of 40,810,170 shares of common stock and no outstanding shares of the Company's Series A Junior Subordinated preferred stock or any other class of shares. Each share of common stock outstanding on the record date is entitled to one vote on all matters submitted at the Meeting.

                           CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information with respect to the beneficial ownership of common stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock, by nominees for director and directors of the Company, by each executive officer of the Company named in the Summary Compensation Table below and by the Company's executive officers and directors as a group. Briefly stated, shares are deemed to be beneficially owned by any person or group who has the power to vote or direct the vote or the power to dispose or direct the disposition of such shares, or who has the right to acquire beneficial ownership thereof within 60 days. The number of shares set forth for the nominees for director, directors and the executive officers is reported as of October 1, 2001. Amounts for 5% shareholders are as of the date such shareholders reported such holdings in filings under the Securities Exchange Act of 1934 (the "Exchange Act") unless more recent information was provided.

                                                             Amount and Nature of     Percent
                                                            Beneficial Ownership(1) of Class(2)
                                                            ----------------------- -----------
Mellon Financial Corporation (3)...........................        4,205,265           10.3%
   One Mellon Center
   Pittsburgh, Pennsylvania 15258
Leon G. Cooperman (4)......................................        2,585,270            6.3%
   88 Pine Street, Wall Street Plaza 31/st/ Floor
   New York, New York 10005
Credit Suisse Asset Management LLC.........................        2,303,119            5.6%
   466 Lexington Avenue
   New York, New York 10017

William J. Albrecht, (5) Senior Vice President.............          256,731              *
Bruno D'Avanzo, Director nominee...........................                0              *
Gustav H.P. Boel, (6) Former Senior Vice President.........           76,047              *
Richard D. Carroll, (7) Vice Pres. and Chief Fin. Officer..           20,881              *
Peter Douglas, Director....................................                0              *
Jack Heckel, (8) Director..................................           24,501              *
Susan M. Hrobar, (9) Vice President - Human Resources......           14,139              *
Joseph T. Lower, (10) Vice President - Finance and Bus. Dev           10,877              *
John J. McDonough, (11) Director...........................           25,000              *
Gerald T. McGoey, Director.................................            1,500              *
Richard G. Sim, (12) Chairman, CEO and President...........        1,435,075            3.5%
John Ziemniak, Director....................................                0              *
All Executive Officers and Directors
  as a Group (20 persons) (13).............................        2,301,159            5.4%

--------
 * Less than 1%.
(1) Unless otherwise noted, the specified persons have sole voting power and/or dispositive power over the shares shown as beneficially owned.
(2) Based on 40,795,095 common shares outstanding as of October 4, 2001.
(3) Based on most recently filed Schedule 13G, Mellon Financial Corporation has shared voting power with respect to 594,100 of the shares.

(4) Based on most recently filed Schedule 13G, Mr. Cooperman has sole voting and dispositive power with respect to 1,728,100 of the shares and shared voting power with respect to 857,170 of the shares.
(5) Includes 2,000 shares held by Mr. Albrecht's spouse, 11,088 shares allocated to Mr. Albrecht's 401(k) Plan and 216,614 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001. Excludes 27,004 deferred shares received upon the exercise of options pursuant to the APW Ltd. option deferral program, because Mr. Albrecht does not have voting or dispositive power over the shares.
(6) Includes 62,399 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001.
(7) Includes 1,392 shares allocated to Mr. Carroll's 401(k) Plan and 16,089 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001.
(8) Includes 19,501 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001.
(9) Includes 1,458 shares allocated to Ms. Hrobar's 401(k) Plan, 92 shares held in the Company's Employee Stock Purchase Plan and 12,568 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001.
(10) Includes 117 shares allocated to Mr. Lower's 401(k) Plan and 760 shares held in the Company's Employee Stock Purchase Plan.
(11) Includes 13,000 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001.
(12) Includes 18,710 shares held by a custodian for Mr. Sim's minor children (with respect to which Mr. Sim disclaims beneficial ownership), 679,360 shares held in a family trust, 48,003 shares allocated to Mr. Sim's 401(k) Plan and 689,002 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001 (held in a trust). Excludes 325,872 deferred shares received upon the exercise of options pursuant to the APW Ltd. option deferral program, because Mr. Sim does not have voting or dispositive power over the shares.
(13) Includes 68,298 shares allocated to officers' 401(k) Plan, 2,000 shares held by a spouse, 140,000 shares held through a power of attorney, 1,351 shares held through the Employee Stock Purchase Plan, 907,492 shares held by certain trust with respect to which certain officers have voting and dispositive power, 18,710 shares held by a custodian for minor children and 1,045,911 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001.

   The beneficial ownership information set forth above, and below under "Election of Directors," is based on information furnished by the specified persons or known to the Company and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                             ELECTION OF DIRECTORS

   At the Meeting, two directors are to be elected to serve three year terms until the 2005 annual meeting of shareholders and one nominee for director to be elected to serve a two year term until the 2004 annual meeting of shareholders. All nominees for director will serve until their successors shall be elected and qualified. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below. In the event any of the nominees should become unable to serve as a director, an eventuality which management has no reason to believe will occur, proxies may be voted for another nominee.

DIRECTORS FOR ELECTION FOR A TERM ENDING 2005

                                                                                                    Common Stock
                                                                                                Beneficially Owned at
                                                                                                   October 1, 2001
-                                                                                               --------------------
                                                                                       Director Number of    Percent
Name and Principal Position                                                        Age  Since    Shares      of Class
---------------------------                                                        --- -------- ---------    --------
Jack L. Heckel (1)(3)............................................................. 70     2000     24,501(4)     *
  Retired President and Chief Operating Officer, GenCorp. Inc. (manufacturer of aerospace and defense, polymer and automotive products)
Gerald McGoey (1)(2)(3)........................................................... 53     2000      1,500        *
 President, Jolian Investments Limited (investment firm)

DIRECTOR FOR ELECTION FOR TERM ENDING 2004
Bruno D'Avanzo.................................................................... 60    New            0        *
  Chairman of the Board, Storm                                                         nominee
  Telecommunications Ltd.

CONTINUING DIRECTORS

 TERM ENDING 2003
John J. McDonough (2)(3).......................................................... 65     2000     25,000(5)     *
  Chairman, McDonough Medical Products Corp. since 2001 (a manufacturer of medical and dental products); President and Chief Executive Officer, McDonough
  Capital Company LLC (venture capital investment firm)
John Ziemniak (2)(3).............................................................. 47     2000          0        *
  Venture capital activities and non-executive directorships in the TMT sector

 TERM ENDING 2004
Peter Douglas (1)(3).............................................................. 45     2000          0        *
  General Manager of ATI International SRL (Barbados subsidiary of supplier of 3D graphics and multimedia technology for personal computers and consumer electronics)
Richard G. Sim.................................................................... 57     2000  1,435,075(6)   3.5%
 Chairman of the Board, President and Chief Executive Officer, APW

--------
(1) Member of Audit Committee.
(2) Member of Nominating Committee.
(3) Member of Compensation Committee.
(4) Includes 19,501 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001.
(5) Includes 13,000 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001.
(6) Includes 18,710 shares held by a custodian for Mr. Sim's minor children (with respect to which Mr. Sim disclaims beneficial ownership), 679,360 shares held in a family trust, 48,003 shares allocated to Mr. Sim's 401(k) Plan and 689,002 shares issuable pursuant to options exercisable currently or within 60 days of October 1, 2001 (held in a trust). Excludes 325,872 deferred shares received upon the exercise of options pursuant to the APW Ltd. option deferral program, because Mr. Sim does not have voting or dispositive power over the shares.

   All of the nominees have held the positions with the Company, APW Ltd. (or its predecessor) or other organizations shown in the above table during the past five years, except that (a) John J. McDonough was Chief Executive Officer of Newell Rubbermaid Inc. from 1997 to 2001, Chairman of SoftNet Systems, Inc. from July 1995 through July 1997 and also served as its Chief Executive Officer from September 1996 through July 1997, (b) Gerald McGoey was Chief Corporate Officer of Bell Canada from 1994 to 1997, and (c) Bruno D'Avanzo was Executive Vice President and Chief Operating Officer of Global Telesystems Inc. from 1996 to 1999.

   Our board is divided into three classes with each director serving a three-year term and one class being elected each year. Messrs. Heckel and McGoey are in the class of directors whose term expires in 2002, and if elected whose term will expire 2005. Messrs. McDonough and Ziemniak are in the class of directors whose term expires in 2003. Messrs. Douglas and Sim are in the class of directors whose term expires in 2004. Mr. D'Avanzo, if elected, will serve a two year term that also expires in 2004. Each of these individuals will serve as a director until his term ends, subject to his earlier death, resignation or removal.

   As of August 31, 2001: Jack L. Heckel is a director of WD-40 Co., Inc. and Advanced Tissue Sciences, Inc. John J. McDonough is a director of infiNET Integrated Solutions, Inc. and a member of the Board of Advisors for CGW Southeast Fund and Mason Wells. Richard G. Sim is a director of Actuant Corporation, IPSCO Inc. and Oshkosh Truck Corporation. Peter Douglas is a director of Bico, Limited. John Ziemniak is a director of Axiom Systems Ltd. and Whiteheat Ltd. (both UK incorporated entities). Gerald McGoey is a director of Budd Canada and a nominee for director at Unique Broadband Services (CDNX Co.).

                                  MANAGEMENT

Executive Officers

   As of the record date, the names, ages and positions of all of our executive officers are listed below:

Name                  Age Position
----                  --- --------
Richard G. Sim        57  Chairman, President and Chief Executive Officer
William J. Albrecht   50  Senior Vice President
Richard D. Carroll    38  Vice President and Chief Financial Officer
Susan M. Hrobar       46  Vice President, Human Resources
Joseph T. Lower       34  Vice President, Finance and Business Development
Thomas F. Giordano    50  Vice President, Global Supply Chain
Ralph Sandle, Jr.     58  Vice President, Americas Operations
Kash Pandya           38  Vice President, Europe & Asia Operations
Todd A. Adams         30  Corporate Controller
Michael F. Gasick     36  Treasurer
Anthony W. Asmuth III 59  Secretary

   There are no family relationships among our directors or executive officers. Set forth below are the name, office and position held with the Company and principal occupations and employment during the past five or more years of each of our executive officers.

   Richard G. Sim--Chairman, President and Chief Executive Officer; Director. Mr. Sim was elected President and Chief Operating Officer of our predecessor, Applied Power Inc., in 1985, Chief Executive Officer in 1986 and Chairman of the Board in 1988. From 1982 through 1985, Mr. Sim was a General Manager in the General Electric Medical Systems Business Group. He is also Chairman of the Board of Actuant Corporation and a director of IPSCO Inc. and Oshkosh Truck Corporation.

   William J. Albrecht--Senior Vice President. Mr. Albrecht was named Senior Vice President of Applied Power Inc.'s Electronics business segment in May 1999. Prior to that he was Senior Vice President of the Company's Engineered Solutions group from 1994. Prior to that, he served as Vice President and President of Power-Packer and APITECH from 1991. He joined the Company in 1989 as Director of Marketing of the APITECH Division in the United States and became General Manager shortly thereafter.

   Richard D. Carroll--Vice President and Chief Financial Officer. Mr. Carroll was named Vice President and Chief Financial Officer in April of 2001. Most recently, he served as President of the Company's thermal management product line from November 2000 to April 2001. Mr. Carroll was appointed Vice President--Finance of Applied Power in January 2000. Previously, he served as Financial Leader--Electronics during all of 1999. During 1998, Mr. Carroll was appointed Treasurer and Controller of Applied Power Inc. From 1996 to 1997 he was the Corporate Controller of Applied Power Inc. Mr. Carroll is a Certified Public Accountant.

   Susan M. Hrobar--Vice President, Human Resources. Ms. Hrobar was named Vice President, Human Resources in November 2000. Previously she was named Vice President--Communications of Applied Power Inc. in January 2000 and had continued in that capacity with APW Ltd. Ms. Hrobar joined Applied Power Inc. in 1994 and was the finance leader for the APITECH division until 1996 and from 1996 to 1998, the finance leader for the Enerpac division. From 1998 to 2000, Ms. Hrobar was the finance leader for the Industrial business segment. Ms. Hrobar is a Certified Public Accountant.

   Joseph T. Lower--Vice President, Finance and Business Development. Mr. Lower joined Applied Power Inc. in March 2000 as Vice President--Finance and Business Development and has continued in that capacity with APW. From 1997 to March 2000 Mr. Lower was employed with Credit Suisse First Boston, as Director and prior to that, as Vice President, Mergers and Acquisitions. Prior to that, Mr. Lower was employed with SPS Transaction Services as Vice President, Corporate Development and Financial Planning.

   Thomas F. Giordano--Vice President, Global Supply Chain. Mr. Giordano was named Vice President, Global Supply Chain in August of 2001. Prior to that, from 1999 to 2001 he was the APW Global Supply Chain Leader. From 1996 to 1999 he was the leader for Global Sourcing--Tools and Supplies of Applied Power.

   Ralph Sandle, Jr.--Vice President, Americas Operations. Mr. Sandle was named Vice President, Americas Operations in August of 2001. He joined APW Ltd. in February of 2001 as part of the acquisition of Mayville Metal Products where he was President. Mr. Sandle was with Mayville Metal Products since 1993.

   Kash Pandya--Vice President, Europe & Asia Operations. Mr. Pandya was named Vice President, Europe & Asia Operations in August of 2001. Prior to that, he was the Operations Leader, Europe & Asia since joining Applied Power in 1998. From 1996 to 1998 he was at Caradon Plc in various operational roles, most recently as the Director of European Operations.

   Todd A. Adams--Corporate Controller. Mr. Adams was named Corporate Controller of Applied Power Inc. in May 2000 and has continued as Corporate Controller with the Company. Mr. Adams joined Applied Power Inc. in 1998 as Manager of Financial Planning & Analysis. Mr. Adams was previously employed with IDEX Corporation, from 1996 to 1998 in accounting and financial roles. Mr. Adams is a Certified Public Accountant.

   Michael F. Gasick--Treasurer. Mr. Gasick joined the Company in July 2001 as Treasurer. Mr. Gasick was previously employed with Rockwell International Corporation as Director of International Finance from 1999 to July 2001 and with Ralston Purina Company as Director of Corporate Finance from 1994 to 1999. Mr. Gasick is a Chartered Financial Analyst.

   Anthony W. Asmuth III--Secretary. Mr. Asmuth is a partner in the law firm of Quarles & Brady LLP, Milwaukee, Wisconsin, having joined the firm in 1989. Quarles & Brady LLP performs legal services for the Company and certain of its subsidiaries. Mr. Asmuth also serves as Secretary of Actuant Corporation.

   Each officer is appointed by the board of directors and holds office until he or she resigns, dies, is removed or a different person is appointed to the office. The board of directors generally appoints officers at its meeting following the Annual Meeting of Shareholders.

   The Company understands that it, Mr. Sim and Mr. Albrecht have been sued in connection with alleged violations of Federal securities laws which preceded a drop in the price of its common stock ending on March 20, 2001. The complaint, which is captioned Stewart Norman Hicks v. APW Ltd., et al., was filed on December 10, 2001. The complaint alleges violations of Federal securities laws and seeks certification of a plaintiff class consisting of all purchasers of the Company's common stock between September 26, 2000 and March 20, 2001, inclusive. The complaint does not quantify the damages sought. The Company has not yet been served with the complaint and, therefore, cannot evaluate the merits of this claim.

             BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

   There were 14 meetings of the board of directors (4 of which were conducted through the use of consent actions), 3 meetings of the Audit Committee and 13 meetings of the Compensation Committee (4 of which were conducted through the use of consent actions) during the year ended August 31, 2001. The Nominating Committee did not hold any meetings during that time. During the period in the last fiscal year in which they served, all members of the board of directors attended at least 75% of the aggregate number of meetings of the board of directors and all the committees on which they served.

   For fiscal year 2001, non-employee directors of the Company were paid an annual retainer of $19,000, plus $1,000 per board or committee meeting attended, and a stock option grant for 4,000 shares for serving on the board of directors. For fiscal 2001, directors were automatically granted an option for 4,000 shares on January 17, 2001. The exercise price for those options was $39.875 per share. Directors who are employees of the Company do not receive separate remuneration in connection with their service on the board or board committees.

   The Compensation Committee of the board of directors determines the compensation of the Company's executive officers, awards bonuses to such key management personnel as the Committee selects and oversees the Company's stock incentive, bonus and deferred compensation plans.

   The Nominating Committee of the board of directors seeks qualified persons for the position of director to recommend to the entire board of directors. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions of candidates to be considered by the Nominating Committee, accompanied by biographical material, may be sent to the Secretary of the Company at its corporate offices.

   The Audit Committee of the board of directors: (i) reviews the scope and timing of the audit of the Company's financial statements by the Company's independent auditors; (ii) reviews with the independent auditors, and with the Company's management, policies and procedures with respect to financial and accounting controls; and (iii) reviews with the independent auditors their reports on the Company's financial statements and recommendations they make for improvements in the Company's internal controls and the implementation of such recommendations.

   The Audit Committee has adopted a written charter to govern its operation. The Audit Committee is comprised solely of independent directors as defined and required by Sections 303.01(B) and 303.02 (D) of the New York Stock Exchange listing standards.

Report of the Audit Committee

   The Audit Committee of the board of directors oversees and monitors the participation of the Company's management and independent auditors throughout the financial reporting process. No member of the Committee is employed by or has any other material relationship with the Company.

   In connection with its function to oversee and monitor the financial reporting process, the Audit Committee has, among other things, done the following:

 . reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2001, with the Company's management;

 . discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380); and

 . received the written disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP its independence.

   Based upon the foregoing, the Committee recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended August 31, 2001.

                           Jack L. Heckel (Chairman)
                              Gerald T. McGoey
                              Peter A. Douglas

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   Development of Compensation Approach and Objectives. The Compensation Committee of the board of directors is responsible for establishing all of the policies under which compensation is paid or awarded to the Company's executive officers, and also determines the amount of such compensation. No member of the Committee is employed by the Company. The Committee's objective is to develop a total compensation program that is competitive in the marketplace and provides significant incentives. Compensation of the Company's executive officers has consisted of three key components--salary, bonuses and stock options.

   Salaries and Bonuses. The Committee retained an independent outside consultant to provide data on competitive pay standards. This data, along with management's recommendations for particular executive officer compensation and information regarding an executive's experience, expertise and demonstrated performance, were reviewed by the Committee in connection with setting fiscal 2001 salaries and bonus opportunities. Salary and bonus levels were intended to approximate those in similar industries. Subsequent to initial salary and bonus grants, those executives receiving significant additional responsibilities were given increases in salaries and bonus opportunities. During the year, the Committee established salary and bonus award levels for new executives at the time they joined the Company.

   Bonus payments are made to each executive based on the degree of year over year improvement of the Company's financial performance. Company executives not in charge of business units receive bonus payments based on the performance of the Company as a whole. The measuring unit utilized for fiscal 2001 was Adjusted Economy Value Added ("EVA"), defined as net operating profit after tax less capital charges. Capital charges was defined as the capital employed in the business multiplied by the Company's weighted average cost of capital.

   Company executives responsible for business units receive bonuses based on a combination of "Combined Management Measure" ("CMM"), for the applicable business unit and corporate Adjusted EVA. CMM for a unit is calculated as EBITA (earnings before interest, taxes and amortization) less 20% of net assets employed by the unit.

   For fiscal 2001, due to the Company's financial results and the failure to meet targets, none of the executive officers received bonus payments under these bonus plans.

   On April 1, 2001, in response to the substantial adverse effect on the Company of the severe downturn in the technology sector, the Company reduced the salaries of executive officers by 10%. At approximately the same time, in order to provide incentives to these executives, the Committee made stock option grants to these executives at the then market price of $8.50 per share. The Committee believed these grants were especially important, because most of the options then held by these executives had been granted at prices significantly above the then market value of the stock and these stock options also partially offset the reduction in salaries being imposed. There were also stock option awards made to those officers who received promotions during the year and to newly hired executives at the time they joined the Company.

   Chief Executive Officer Compensation. In connection with determining the compensation for Richard G. Sim, the Company's Chief Executive Officer, the Committee reviewed the data on competitive pay standards provided by the outside consultant and Mr. Sim's performance. For fiscal 2001, the Committee established a salary of $750,000 and a bonus opportunity of $600,000 for Mr. Sim, with the bonus measurement to be based on Adjusted EVA. No bonus was paid to Mr. Sim for fiscal 2001 because profits were below target levels. In light of the Company's financial condition, on April 1, 2001, Mr. Sim's salary was reduced 20%, a greater percent reduction than other executives at his request. Mr. Sim also voluntarily relinquished stock options for 650,000 shares previously granted to him so that additional stock options would be available for other executives and employees.

   Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's federal income tax deduction to $1,000,000 per year for compensation paid to its chief executive officer or any of the other executive officers named in the summary compensation table of this Proxy Statement. Performance-based compensation is not, however, subject to the deduction limit, provided certain requirements of
Section 162(m) are satisfied. The Company believes that its stock plans comply with the final Section 162(m) regulations adopted by the Internal Revenue Service. In order to preserve the deductibility of performance-based compensation, the Company will generally seek to comply with Section 162(m) of the Code to the extent such compliance is practicable and in the best interests of the Company and its shareholders.

                         John J. McDonough (Chairman)
                            Peter A. Douglas
                            Jack L. Heckel
                            Gerald T. McGoey
                            John Ziemniak

Summary Compensation Table

   The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who were serving as executive officers during fiscal 2001 for services rendered to the Company and its subsidiaries ("named executive officers"). The compensation for one other additional officer is reported in this table because he would have qualified as one of the most highly compensated executive officers before he resigned with the Company during the last fiscal year. The annual compensation amounts include the compensation paid in fiscal 2000 while the officers were employed by Applied Power. The amount of option grants reported for fiscal 2000 include options granted by Applied Power, with the amounts adjusted for the conversion from Applied Power options to APW options as a result of the spin-off.

   Because the Company began operating in fiscal 2000 and Applied Power is not deemed a "predecessor corporation," compensation information for fiscal year 1999 from Applied Power is not presented in the following table. However, it is set forth in a footnote thereto.

                                                                                  Long-Term
                                                                                 Compensation
                                              Annual Compensation                   Awards
-                              ------------------------------------------------- ------------
                                                                                  Securities
                                                                                  Underlying   All Other
                                                                 Other Annual      Options/   Compensation
Name and Principal Position    Year  Salary       Bonus       Compensation(1)(2)  SARs(#)(3)   ($)(4)(5)
---------------------------    ---- --------    ----------    ------------------ ------------ ------------
Richard G. Sim (6)
 Chairman, President and Chief 2001 $714,999           -0-         $410,149            -0-      $14,020
 Executive Officer             2000  716,535    $1,500,000           66,148        912,500       20,668

William J. Albrecht (6)(7)     2001  265,155           -0-            9,633            -0-       12,873
 Senior Vice President         2000  340,002       382,800            9,303        254,167       11,915

Gustav H.P. Boel (6)(8)
 Former Senior Vice            2001  128,116           -0-           42,086            -0-       25,954
 President                     2000  350,098       323,700(9)         4,297        254,167        7,494

Richard D. Carroll (6)(10)
 Vice President and Chief      2001  221,111        83,333           17,301        120,000       21,082
 Financial Officer             2000  186,925(9)    207,900(9)        11,953         45,166       11,379

Susan M. Hrobar (6)(11)
 Vice President, Human         2001  197,577           -0-              -0-         70,000       12,602
 Resources                     2000  155,000       150,226              -0-         45,166       13,703

Joseph T. Lower (12)
 Vice President, Business      2001  196,346           -0-              -0-         40,000        9,201
 Development and Finance       2000   74,712       115,652              -0-        125,000        6,191

--------
(1) The 2001 amounts consist entirely of interest paid on the Deferred Plan, except for the following: (a) Mr. Sim received $410,149 in connection with a loan from the Company (with a net financing amount totaling $222,899 and the remainder of the amount consisting of tax gross-up payments), which has been refinanced since reported for the fiscal year ended August 31, 2000 and has a current face amount of approximately $2,514,550. This loan is for a residence located in London, England because his responsibilities require him to divide his time between the Waukesha, Wisconsin and London, England offices of the Company; and (b) Mr. Boel received $30,962 in connection with the payment of living expenses for a residence located in London, England.
(2) The 2000 amounts consist entirely of interest paid on the Deferred Plan except for Mr. Sim who in fiscal 2000 received $66,148 in connection with a loan in the face amount of approximately $2,560,000 for his residence located in London, England.

(3) Consists entirely of stock options.
(4) The 2001 amount represents: (a) the Company's 401(k) Plan matching contributions as follows: Mr. Albrecht--$2,775, Mr. Carroll--$2,775, Ms. Hrobar--$2,410 and Mr. Lower--$1,333; (b) Company allocations under the 401(k) Plan as follows: Mr. Albrecht- $5,100, Mr. Carroll--$5,100, Ms. Hrobar-- $5,100 and Mr. Lower--$5,100; (c) auto payments as follows: Mr. Sim--$13,212, Mr. Albrecht--$4,443, Mr. Boel--$17,781, Mr. Carroll--$5,107,
    Ms. Hrobar--$5,092 and Mr. Lower--$2,768; (d) imputed income: Mr. Sim--$808, Mr. Albrecht--$555 and Mr. Boel--$785; (e) relocation or moving expenses as follows: Mr. Boel--$7,388 and Mr. Carroll--$8,100.
(5) The 2000 amount represents: (a) the Company's 401(k) Plan matching contributions as follows: Mr. Sim--$2,625, Mr. Albrecht--$2,625, Mr. Boel--$2,625, Mr. Carroll--$2,625 and Ms. Hrobar--$2,625; (b) Company allocations under the 401(k) Plan as follows: Mr. Sim--$4,800, Mr. Albrecht--$4,800, Mr. Boel--$4,800, Mr. Carroll--$4,800, Ms. Hrobar--$6,400
    and Mr. Lower--$2,921; (c) auto payments as follows: Mr. Sim--$13,243, Mr. Albrecht--$4,490, Mr. Carroll--$3,900, Ms. Hrobar--$4,678 and Mr. Lower--$3,250; and (d) imputed income: Mr. Boel--$69, Mr. Carroll--$54 and Mr. Lower--$20.
(6) The above payments reflect payments for fiscal years 2000 and 2001. For fiscal year 1999, these officers received the following while employed by Applied Power: Mr. Sim--salary $662,977, bonus $120,000; Mr. Albrecht--salary $290,964, bonus $75,600; Mr. Boel--salary $243,078, bonus $155,000; Mr. Carroll--salary $145,192 (of which $11,250 was deferred pursuant to the Applied Power Inc. Executive Deferred Compensation Plan), bonus $70,680; Ms. Hrobar--salary $128,077, bonus $47,158.
(7) While Mr. Albrecht will continue to serve as Senior Vice President through the date of the 2002 Annual Meeting, he has indicated that he intends to resign as an employee effective February 28, 2002.
(8) Mr. Boel resigned as Senior Vice President of the Company effective February 28, 2001.
(9) Includes amounts deferred pursuant to the APW Executive Deferral Compensation Plan, Mr. Boel--bonus $171,181; Mr. Carroll salary $9,000, bonus $23,850.
(10) Effective April 2001, Mr. Carroll was named Vice President and Chief Financial Officer. Prior to that time, he served as President of the Company's thermal management product line from November 2000 to April 2001. Prior to November 2001, Mr. Carroll served as the Company's Vice President--Finance since January 2000.
(11) Effective November 2000, Ms. Hrobar was named Vice President, Human Resources. Prior to that time, Ms. Hrobar was named Vice President--Communications of Applied Power Inc. in January 2000 and had continued in that capacity with APW Ltd.
(12) Mr. Lower joined Applied Power in March of 2000.

Option/SAR Grants in Last Fiscal Year

   The following table sets forth information concerning stock option grants by APW during the fiscal year to the named executive officers. No stock appreciation rights ("SARs") were granted in fiscal 2001.

                                   Individual Grants                 Potential Realizable Value At
                    ------------------------------------------------ Assumed Annual Rates of Stock
                                                                  Price Appreciation for Option
                                                                             Term(3)
                                                                  -----------------------------
                    Number of
                    Securities Percent of Total Exercise
                    Underlying  Options/ SARs      or
                     Options/     Granted to      Base
                       SARs      Employees in    Price   Expiration
Name                Granted(#)  Fiscal Year(1)   ($/Sh)     Date         5%($)         10%($)
----                ---------- ---------------- -------- -----------    --------     ----------
Richard G. Sim.....      -0-
William J. Albrecht      -0-
Gustav H.P. Boel...      -0-
Richard D. Carroll.   30,000         1.9%       $40.0000 09/21/10(2) $754,674      $1,912,491
                      40,000         2.5%         8.5000 03/28/11(4)  213,824         541,872
                      50,000         3.2%         9.3000 04/26/11(2)  292,436         741,090
Susan M. Hrobar....   30,000         1.9%        45.9688 11/01/10(2)  867,286       2,197,873
                      40,000         2.5%         8.5000 03/28/11(4)  213,824         541,872
Joseph T. Lower....   40,000         2.5%         8.5000 03/28/11(4)  213,824         541,872

--------
(1) Based on stock option grants by the Company for an aggregate of 1,590,400 shares made to all Company employees during the fiscal year ended August 31, 2001.
(2) Unless earlier terminated, these options expire ten years from the date of grant and become exercisable with respect to 50% of the shares two years after the date of grant and, with respect to the remaining 50%, five years after the date of grant. In the event of an acquisition of the Company, the Compensation Committee may either provide for equivalent substitute options to be granted to the optionees or a cash-out of the options based on the highest fair market value per share of the Company common stock during the 60-day period immediately preceding the change in control.
(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the common stock price.
(4) Unless earlier terminated, these options expire ten years from the date of grant and become completely exercisable seven years after the date of grant or if the common stock reaches $20 per share. In the event of an acquisition of the Company, the Compensation Committee may either provide for equivalent substitute options to be granted to the optionees or a cash-out of the options based on the highest fair market value per share of the Company common stock during the 60-day period immediately preceding the change in control.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

   The following table sets forth information for each of the named executive officers concerning options exercised during fiscal 2001 and the number and value of stock options outstanding at the end of the fiscal year. No SARs are outstanding.

                                       Number of Securities
                                            Underlying       Value of Unexercised
                                       Unexercised Options/      In-the-Money
                                       SARs at Fiscal Year-    Options/SARs at
                                              End(#)        Fiscal Year-End($) (2)
                                       -------------------- ----------------------
                     Shares
                    Acquired
                       on     Value
                    Exercise Realized   Exer-     Unexer-     Exer-      Unexer-
Name                  (#)      ($)     cisable  cisable (1)  cisable   cisable (1)
----                -------- --------- -------  ----------- --------   -----------
Richard G. Sim.....  20,000     24,424 568,752    382,749    148,766       -0-
                     50,000     67,310
                     24,250     30,099
William J. Albrecht   8,667    334,388 175,664    324,799   $ 24,198       -0-
                     20,367    664,255
                     33,583  1,115,627
Gustav H.P. Boel...   4,334    139,355  62,399        -0-      2,860       -0-
                      2,166      4,356
Richard D. Carroll.     -0-        -0-  11,864    172,694        -0-       -0-
Susan M. Hrobar....     -0-        -0-   8,885    119,714        -0-       -0-
Joseph T. Lower....     -0-        -0-     -0-    165,000        -0-       -0-

--------
(1) Represents unvested options at the end of fiscal 2001.
(2) Based on the August 31, 2001, closing price of the common stock on the New York Stock Exchange.

Employment Agreement and Change-In-Control Arrangements

   Effective November 1, 2000, the Company entered into change in control agreements with four officers, Messrs. Sim, Albrecht and Lower and Ms. Hrobar. Messrs. Carroll, Pandya and Sandle subsequently entered into change in control agreements with the Company in 2001. The Company had also entered into change in control agreements with Messrs. Boel and two other executive officers, all of whom resigned their positions during fiscal year 2001. The change in control agreements provide that upon a change in control and triggering event, the officer can terminate his services and the Company shall pay to the officer cash in a lump sum equal to two and one-half times the sum of the highest per annum base rate of salary in effect during the one-year period immediately prior to the termination of employment plus the highest annual bonus or incentive compensation earned by the officer under any cash bonus or executive compensation plan of the Company during the three completed fiscal years of the Company immediately preceding the termination date. For purposes of the agreements, a change in control means:

   . sale of over 50% of stock of APW; or

   . sale by APW of over 50% of its business or assets; or

   . a merger or consolidation of APW with another corporation such that the shareholders of APW prior to the transaction do not own at least 50% of the surviving entity; or

   . the acquisition by means of more than 25% of the voting power or common stock of APW by any person or group; or

   . the election of directors constituting a majority of APW's board of directors pursuant to a proxy solicitation not recommended by the APW board.

   For purposes of the agreements, a triggering event means:

   . reducing the base salary paid to the officer, the officer's bonus opportunity or the total aggregate value of the fringe benefits received by the officer; or

   . a material change in the officer's position or duties or the officer's reporting responsibilities; or

   . a change in the location or headquarters where the officer is normally expected to provide services to a location of 40 or more miles from the previous location.

   In the event that certain severance benefits may be subject to an excise tax imposed by Section 4999 of the Code, then the officer will be entitled to an additional payment to make the officer whole for the amount that would have been received before the application of such excise tax and any income taxes.

Certain Relationships and Related Transactions

  Spin-Off

   Effective July 31, 2000, Applied Power Inc. (now known as Actuant Corporation) completed the spin-off of the Company. Mr. Sim remains a director of Actuant. The Company and Actuant are parties to various agreements providing for the separation of their respective business operations. These agreements govern various interim and ongoing relationships between the companies and include the following:

 . Contribution Agreement, Plan and Agreement of Reorganization and Distribution

 . General Assignment, Assumption and Agreement regarding Litigation, Claims, and other Liabilities

 . Transitional Trademark Use and License Agreement

 . Insurance Matters Agreement

 . Employee Benefits and Compensation Agreement

 . Tax Sharing and Indemnification Agreement

 . Interim Administrative Services Agreement

 . Confidentiality and Non Disclosure Agreement

   Because these agreements were negotiated while the Company was a wholly-owned subsidiary, they are not the result of negotiations between independent parties, although Applied Power and the Company have set pricing terms for interim services believed to be comparable to what could be achieved through arms-length negotiations.

  Residential Loan

   Because his responsibilities require him to divide his time between the Waukesha, Wisconsin and London, England offices of the Company, the Company has financed a residential loan for Mr. Sim. The current face amount of the loan is approximately 2,514,550. In fiscal 2001, Mr. Sim received $410,149 in connection with this loan. $222,899 of that amount consisted of the net financing of the loan and the remainder of the amount consisted of tax gross-up payments. The interest rate on the total amount of the loan is 6.81%.

Performance Graph

   Because APW has only been trading since July 2000, the following graph shows the cumulative total shareholder return on the common stock during the preceding year, and in the case of 2000, for the preceding month as compared to the returns on the Standard & Poor's 500 Stock Index and the Standard & Poor's Diversified Manufacturing Index.

   The graph below compares the cumulative total of share return of our shares, Standard & Poor's 500 Stock Index and a peer group that includes the following businesses, which the Company considers to be a peer group Solectron, Flextronics, Sanmina Corporation, Celestica Inc., Jabil Circuit Inc., SCI Systems Inc., Plexus Corp. and C-MAC. The graph assumes that $100 was invested in our shares, in the Standard & Poor's 500 Stock Index and the peer group described above and reflects the annual return through August 31, 2001, assuming dividend reinvestment. The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, possible future performance of our shares. Because we began as an independent company on July 31, 2000, the Company has not presented the prior history of Applied Power.

                            STOCK PERFORMANCE GRAPH

                                          [CHART]



               ------------------------
               Cumulative Total Return
---------------------------------------
               7/24/00   8/00    8/01
---------------------------------------
   APW LTD.     100.0   118.12  21.02
---------------------------------------
   S&P 500      100.0   104.55  79.05
---------------------------------------
   PEER GROUP   100.0   113.41  40.11
---------------------------------------

                                  PROPOSAL 2

                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS

   Under Section 89 of the Companies Act 1981 of Bermuda, the Company's shareholders have the authority to appoint the independent auditors of APW Ltd. and to authorize the board of directors to determine the auditors' remuneration. Upon the recommendation of the Audit Committee, the accountants have audited consolidated financial statements for the fiscal year ending August 31, 2001. On October 28, 2001, the board of directors appointed PricewaterhouseCoopers LLP as the Company's independent auditors, subject to shareholder approval. The board of directors is asking shareholders to approve such appointment for 2002 and the authority of the board to determine their remuneration.

   PricewaterhouseCoopers LLP served as the Company's independent auditors for fiscal year 2000 and 2001. PricewaterhouseCoopers LLP also audited other consolidated financial statements of APW Ltd. filed with the SEC in connection with APW Ltd.'s Form 10 registration statement. A representative of PricewaterhouseCoopers LLP is not expected to be present at the Meeting.

                         FEES BILLED TO THE COMPANY BY
                PRICEWATERHOUSECOOPERS LLP DURING FISCAL 2001.

   Audit Fees--The aggregate fees billed to the Company by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company's August 31, 2001 financial statements were $1,086,000 and (ii) the review of the financial statements included in the Company's Form 10-Q quarterly reports for the fiscal year ended August 31, 2001 were $27,000.

   Financial Design and Implementation Fees--No fees were billed by PricewaterhouseCoopers LLP for financial design or implementation services rendered during the fiscal year ended August 31, 2001.

   All Other Fees--The aggregate fees billed by PricewaterhouseCoopers LLP for non-audit services, other than information technology services during the fiscal year ended August 31, 2001 were $837,000.

   The Audit Committee has considered the compatibility of the non-audit services provided by PricewaterhouseCoopers LLP to PricewaterhouseCoopers LLP's continued independence.

   The board recommends that you vote FOR approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors and of the authority of the board of directors to determine their remuneration.

                    RECEIVE, CONSIDER AND ACCEPT THE REPORT
                      ON FINANCIAL STATEMENTS OF APW LTD.

   In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited consolidated financial statements of the Company for the fiscal year ended August 31, 2001 will be presented at the Meeting. These statements have been accepted by the directors of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the Meeting.

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

   Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and persons who beneficially own 10% or more of the common stock are required to report their initial ownership of common stock and subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal 2001. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2001.

Shareholder Proposals

   Shareholder proposals must be received by the Company no later than August 20, 2002 in order to be considered for inclusion in the Company's annual meeting proxy statement and form of proxy next year. Shareholders who wish to submit proposals not intended to be included in the Company's annual meeting proxy statement and form of proxy for next year or nominations for director are required by the Company's bye-laws to provide notice of such proposals or nominations to the principal executive offices of the Company. This notice must be delivered to the Company no later than November 2, 2002 to be considered timely. The notice must contain the information contained in the Company's bye-laws.

Additional Matters

   Other than the proposals and matters described herein, management is not aware of any other matters which will be presented for action at the annual meeting. If other matters do come before the annual meeting, including any matter as to which the Company did not receive notice by October 20, 2001 and any shareholder proposal omitted from this Proxy Statement pursuant to applicable rules of the Securities and Exchange Commission, it is intended that proxies will be voted in accordance with the judgment of the person or persons exercising the authority conferred thereby.

   In the event that a shareholder who requested that the agenda for the Annual Meeting and this Proxy Statement include proposals requesting the Board of Directors to explain or defend 1) Company efforts to exclude a submitted proposal from a vote at the 2002 annual meeting that recommended a shareholder vote on poison pills, 2) Why Director L. Dennis Kozlowski was the recipient of approximately two times more no votes than other directors at the January 2001 annual meeting, 3) Why APW Ltd. 2001 Outside Directors' Stock Option Plan was the recipient of 296.7 times more no-votes than that of the auditors, and 4) Why the APW Ltd. 2001 Stock Option Plan was the recipient of 296.6 times more no-votes than that of the auditors, at the Annual Meeting, it is intended that proxies will be voted with discretionary authority against such proposals.

   If other matters do come before the Annual Meeting, including any matter as to which the Company did not receive timely notice and any shareholder proposal omitted from this Proxy Statement pursuant to applicable rules of the Securities and Exchange Commission, it is intended that proxies will be voted in accordance with the judgment of the person or persons exercising the authority conferred thereby.

                                          By Order of the Board of Directors,

                                          Anthony W. Asmuth III Secretary

Milwaukee, Wisconsin
December 17, 2001

   It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the Annual Meeting in person, shareholders are requested to complete, date, sign and return their proxies as soon as possible.

   A copy (without exhibits) of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001, as filed with the Securities and Exchange Commission, has been provided with this Proxy Statement. Additional copies of the Form 10-K are available, free of charge, upon request directed to Investor Relations, APW Ltd., N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin 53188-1013, telephone: (262) 523-7600.

                                    APW LTD.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 14, 2002
                                    P R O X Y
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          (Continued from Reverse Side)

                          APW LTD. 2002 ANNUAL MEETING

Election of Directors:
                        For Term Ending 2005
                        --------------------
                        1. - JACK L. HECKEL                              [  ] FOR all nominees     [  ] WITHHOLD
                        2. - GERALD MCGOEY                                    listed to the left        AUTHORITY
                        For Term Ending 2004                                  (except as specified      to vote for all
                        --------------------
                        1. - BRUNO D'AVANZO                                    below).                  Nominees listed
                                                                                                        to the left.
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(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right).
--------------------------------------------------------------------------------

2. Approval of the appointment of PricewaterhouseCoopers LLP as APW Ltd.'s independent auditors.

      [ ] FOR           [ ] AGAINST                            [ ] ABSTAIN

3. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

Check appropriate box                      Date ___________________NO. OF SHARES
Indicate changes below:
Address Change?  [ ]    Name Change?  [ ]
                                           [                          ]
                                           SIGNATURE(S) IN BOX
                                           PLEASE SIGN PERSONALLY AS
                                           NAME APPEARS AT LEFT. When
                                           signing as attorney,
                                           executor, administrator,
                                           personal representative,
                                           trustee or guardian, give
                                           full title as such. If
                                           signer is a corporation,
                                           sign full corporate name by
                                           duly authorized officer. If
                                           stock is held in the name
                                           of two or more persons, all
                                           should sign.

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                                    APW LTD.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 14, 2002
                                    P R O X Y
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RICHARD G. SIM, RICHARD D. CARROLL and ANTHONY W. ASMUTH III, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the common stock of the undersigned at the Annual Meeting of Shareholders of APW Ltd., a Bermuda company, to be held on Monday, January 14, 2001, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the matters indicated on the reverse side of this card.

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         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE,
THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER ITEM 1 AND FOR PROPOSAL
2.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                           (Continued on Reverse Side)